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                                                                     EXHIBIT 4.3
                                                                     -----------

                               NETVANTAGE, INC.
                             EQUITY INCENTIVE PLAN
                             ---------------------


SECTION 1.  PURPOSE; DEFINITIONS.

     (a) Purpose.  The purpose of the Plan is to provide the directors and
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selected eligible employees of, and consultants to, NetVantage, Inc., a Delaware corporation, its subsidiaries and affiliates an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them.

     (b) Definitions.  For purposes of the Plan, the following terms have the
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following meanings:

     (i) "Award" means any award under the Plan, including any Option,
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Restricted Stock, Stock Purchase Right or Performance Share Award.

     (ii) "Award Agreement" means, with respect to each Award, the signed
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written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

     (iii)  "Board" means the Board of Directors of the Company.
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     (iv) "Change in Control" has the meaning set forth in Section 9(a).
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     (v) "Change in Control Price" has the meaning set forth in Section 9(c).
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     (vi) "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any successor statute.

     (vii)  "Commission" means the Securities and Exchange Commission and any
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successor agency.

     (viii)  "Committee" means the Committee referred to in Section 2, or the
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Board in its capacity as administrator of the Plan in accordance with Section 2.

     (ix) "Company" means NetVantage, Inc., a Delaware corporation.
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     (x) "Disability" means permanent and total disability as determined by the
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Committee for purposes of the Plan.

     (xi) "Exchange Act" means the Securities Exchange Act of 1934, as amended
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from time to time, and any successor statute.

     (xii)  "Fair Market Value" means as of any given date (a) if the Stock is
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listed on any established stock exchange or a national market system, either the closing sale price for the Stock or the closing bid if no sales were reported, or the average of the bid and ask prices,

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

as selected by the Committee in its discretion, as quoted on such system or exchange, as reported in The Wall Street Journal; or (b) in the absence of an
                         --- ---- ------ -------
established market for the Stock, the fair market value of the Stock as determined by the Committee in good faith.

     (xiii)  "Incentive Stock Option" means any Option intended to be and
              ----------------------
designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     (xiv)  "Nonqualified Stock Option" means any Option that is not an
             -------------------------
Incentive Stock Option.

     (xv) "Option" means an option granted under Section 5.
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     (xvi)  "Performance Period" means the period determined by the Committee
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under Section 8(a).

     (xvii)  "Performance Share" means a share of Stock granted pursuant to a
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Performance Share Award.

     (xiii)  "Performance Share Award" means an Award under Section 8.
              -----------------------

     (xix)  "Plan" means this NetVantage, Inc. Equity Incentive Plan, as amended
             ----
from time to time.

     (xx) "Restricted Stock" means an Award of Stock subject to restrictions, as
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more fully described in Section 6.

     (xxi)  "Restriction Period" means the period determined by the Committee
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under Section 6(b).

     (xxii)  "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange
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Act, as amended from time to time, and any successor rule.

     (xxiii) "Stock" means the Class A Common Stock of the Company, and any
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successor security.

     (xxiv)  "Stock Purchase Right" means an Award granted under Section 7.
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     (xxv)  "Subsidiary" has the meaning set forth in Section 424 of the Code.
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     (xxvi)  "Tax Date" means the date defined in Section 10(f).
              --------

         (xxvii)  "Termination" means, for purposes of the Plan, with respect to
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a participant, that (a) if the participant is a director of the Company, he or she has ceased to be, for any reason, a director and (b) if the participant is an employee of or consultant to the Company, he or she has ceased to be, for any reason, employed by, or consulting to, the Company, a subsidi-ary or an affiliate; provided, that for purposes of this definition, if so determined by the Committee, Termination shall not include a change in status from an employee of, to a consultant to the Company or any subsidiary or affiliate, or vice versa.

SECTION 2.  ADMINISTRATION.

     (a) Committee.  The Plan shall be administered by the Board or, upon
         ---------
delegation by the Board, by a committee of the Board that will satisfy Rule 16b-3 and Section 162(m) of the Code, as in effect with respect to the Company from time to time. In connection with the administration of the Plan, the Committee shall have the powers possessed by the Board. The Committee may act only by a majority of its members, except that the Committee may from time to time select another committee or one or more other persons to be responsible for any matters so long as the selection comports with the requirements of Section 162(m) of the Code and Rule 16b-3. The Board at any time may abolish the Committee and revest in the Board the administration of the Plan.

     (b) Authority.  The Committee shall grant Awards to directors, eligible
         ---------
employees and consultants. In particular and without limitation, the Committee, subject to the terms of the Plan, shall:

     (i) select the directors, officers, other key employees and consultants to whom Awards may be granted;

         (ii) determine whether and to what extent Awards are to be granted under the Plan;

         (iii) determine the number of shares to be covered by each Award granted under the Plan;

         (iv) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Committee; and

         (v) determine to what extent and under what circumstances any Award payments may be deferred by a participant.

     (c) Committee Determinations Binding.  The Committee may adopt, alter and
         --------------------------------
repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Award and any Award Agreement and may otherwise supervise the administration of the Plan. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. All decisions made by the Committee under the Plan shall be binding on all persons, including the Company and Plan participants.

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

SECTION 3.  STOCK SUBJECT TO PLAN.

     (a) Number of Shares.  The total number of shares of Stock reserved and
         ----------------
available for issuance pursuant to Awards under this Plan shall be 800,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan, regardless of source, shall be counted against the 800,000 share limitation. If any Option terminates or expires without being exercised in full or if any shares of Stock subject to an Award are forfeited, or if an Award otherwise terminates without a payment being made to the participant in the form of Stock, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards. Any Award under this Plan shall be governed by the terms of the Plan and any applicable Award Agreement.

     (b) Adjustments.  In the event of any merger, reorganization,
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consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4.  ELIGIBILITY.

     Awards may be granted to directors, officers and other key employees of, and consultants to, the Company, its subsidiaries and affiliates.

SECTION 5.  STOCK OPTIONS.

     (a) Types.  Any Option granted under the Plan shall be in such form as the
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Committee may from time to time approve.  The Committee shall have the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or both types of Options. Incentive Stock Options may be granted only to employees of the Company, its parent (within the meaning of Section 424(e) of the Code) or Subsidiaries. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Stock Option shall constitute a Nonqualified Stock Option.

     (b) Terms and Conditions.  Options granted under the Plan shall be subject
         --------------------
to the following terms and conditions:

     (i) Option Term.  The term of each Option shall be fixed by the Committee,
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but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted, and no Nonqualified Stock Option shall be exercisable more than 15 years after the date the Option is granted. If, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the

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

Company, the Incentive Stock Option shall not be exercisable more than five years after the date of grant.

     (ii) Grant Date.  The Company may grant Options under the Plan at any time
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and from time to time before the Plan terminates.  The Committee shall specify the date of grant or, if it fails to, the date of grant shall be the date of action taken by the Committee to grant the Option. However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended optionee is first treated as an employee for payroll purposes.

     (iii)  Exercise Price.  The exercise price per share of Stock purchasable
            --------------
under an Option shall be equal to at least 85 percent of the Fair Market Value on the date of grant, and in the case of Incentive Stock Options shall be equal to at least the Fair Market Value on the date of grant; provided, however, that if, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, then the exercise price shall be not less than 110 percent of the Fair Market Value on the date the Incentive Stock Option is granted.

     (iv) Exercisability.  Subject to the other provisions of the Plan, an
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Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Committee, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable, in whole or in part, including acceleration in connection with a reorganization of the Company if there is no adverse consequences to the Company therefrom.

     (v) Method of Exercise; Payment.   To the extent the right to purchase
         ---------------------------
shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares being purchased, accompanied by payment of the exercise price for the shares.

SECTION 6.  RESTRICTED STOCK.

     (a) Price.  The Committee may grant to a participant Restricted Stock.  The
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grantee shall pay no consideration therefor.

     (b) Restrictions.  Subject to the provisions of the Plan and the Award
         ------------
Agreement, during the Restriction Period set by the Committee, commencing with, and not exceeding ten years from, the date of such Award, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

     (c) Dividends.  Unless otherwise determined by the Committee, with respect
         ---------
to dividends on shares of Restricted Stock, dividends payable in cash shall be automatically rein-

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

vested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock.

     (d) Termination.  Except to the extent otherwise provided in the Award
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Agreement and pursuant to Section 6(b), in the event of a Termination during the
Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

SECTION 7.  STOCK PURCHASE RIGHTS.

     (a) Price.  The Committee may grant Stock Purchase Rights which shall
         -----
enable the recipient to purchase Stock at a price equal to not less than 85 percent of its Fair Market Value on the date of grant.

     (b) Exercisability.  Stock Purchase Rights shall be exercisable for a
         --------------
period determined by the Committee not exceeding 30 days from the date of the grant.

SECTION 8.  PERFORMANCE SHARES.

     (a) Awards.  The Committee shall determine the nature, length and starting
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date of the Performance Period for each Performance Share Award, which period shall be at least one year and not more than six years. The consideration payable by a participant with respect to a Performance Share Award shall be an amount determined by the Committee in the exercise of the Committee's discretion at the time of the Award; provided, that the amount of consideration may be zero and may in no event exceed 50 percent of the Fair Market Value at the time of grant. The Committee shall determine the performance objectives to be used in awarding Performance Shares and the extent to which such Performance Shares have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Share Awards that are subject to different Performance Periods and different performance factors and criteria. At the beginning of each Performance Period, the Committee shall determine for each Performance Share Award subject to such Performance Period the number of shares of Stock (which may consist of Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Share Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee. The Committee may provide that (i) amounts equivalent to interest at such rates as the Committee may determine, or (ii) amounts equivalent to dividends paid by the Company upon outstanding Stock shall be payable with respect to Performance Share Awards.

     (b) Termination.  Except as otherwise provided in the Award Agreement or
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determined by the Committee, in the event of a Termination during a Performance
Period, the participant shall not be entitled to any payment with respect to the Performance Shares subject to the Performance Period.

     (c) Form of Payment.  Payment shall be made in the form of cash or whole
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shares of Stock, as the Committee, in its discretion, shall determine.

SECTION 9.  CHANGE IN CONTROL.

     (a) Definition of "Change in Control".  For purposes of Section 9(b), a
         --------------------------------
"Change in Control" means the occurrence of any one of the following:

     (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the Company's then outstanding securities;

     (ii) The solicitation of proxies (within the meaning of Rule 14a-1(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

     (iii) The dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30 percent or more of the assets of the Company, any merger or reorganization of the Company whether or not another entity is the survivor, a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70 percent of the shares of the Company outstanding after the transaction, or any other event which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

     (b) Impact of Event.  In the event of a "Change in Control" as defined in
         ---------------
Section 9(a), but only if and to the extent so specifically determined by the Board in its discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were directors at the time such determination was made, acceleration and valuation provisions no more favorable to participants than the following may apply:

     (i) Any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

     (ii) The restrictions and limitations applicable to any Restricted Stock and Stock Purchase Rights shall lapse, and such Restricted Stock shall become fully vested.

     (iii) The value (net of any exercise price) of all outstanding Options, Restricted Stock and Stock Purchase Rights, unless otherwise determined by the Committee at or after grant and subject to Rule 16b-3, shall be cashed out on the basis of the "Change in Control Price," as defined in Section 9(c), as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control.

     (iv) Any outstanding Performance Share Awards shall be vested and paid in full as if all performance criteria had been met.

     (c) Change in Control Price.  For purposes of this Section 9, "Change in
         -----------------------
Control Price" means the highest price per share paid in any transaction reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60-day period as determined by the Board, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board decides to cash out such Options.

SECTION 10.  GENERAL PROVISIONS.

     (a) Award Grants.  Any Award may be granted either alone or in addition to
         ------------
other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Committee shall determine the consideration, if any, payable by the participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Committee may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued service on the Board, employment or consulting, as the Committee shall determine. Performance objectives may vary from participant to participant and among groups of participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Committee, the date of grant of an Award shall be the date of action by the Committee to grant the Award. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

     (b) Award Agreement.  As soon as practicable after the date of an Award
         ---------------
grant, the Company and the participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award. Options are not exercisable until after execution of the Award Agreement by the Company and the Plan participant, but a delay in execution of the Award Agreement shall not affect the validity of the Option grant.

     (c) Certificates.  All certificates for shares of Stock or other securities
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delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any market in which the Stock is then traded and any applicable federal, state or foreign securities law.

     (d) Termination.  Unless otherwise provided in the applicable Award
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Agreement or by the Committee, in the event of Termination for any reason other than death, retirement or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time within three months after the date of Termination, or such lesser period specified in the Award Agreement (but in no event after the expiration date of the Award), but not thereafter. If Termination is due to retirement or to death or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the participant in the case of retirement or Disability, by the participant's guardian or legal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within one year from the date of Termination or any lesser period specified in the Award Agreement (but in no event after the expiration of the Award).

     (e) Delivery of Purchase Price.  If and only to the extent authorized by
         --------------------------
the Committee, participants may make all or any portion of any payment due to the Company

     (i) with respect to the consideration payable for an Award,

     (ii)  upon exercise of an Award, or

     (iii) with respect to federal, state, local or foreign tax payable in connection with an Award, by delivery of (x) cash, (y) check, or (z) any property other than cash (including a promissory note of the participant or shares of Stock or securities) so long as, if applicable, such property constitutes valid consideration for the Stock under, and otherwise complies with, applicable law. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90 percent of the purchase price paid by the borrower.

     (f) Tax Withholding.  Unless the Committee permits otherwise, the
         ---------------
participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable (the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Committee in its discretion determines to result, (i) from the lapse of restrictions imposed upon an Award,
(ii) upon exercise of an Award, or (iii) from a transfer or other disposition of shares acquired upon exercise or payment of an Award, or otherwise related to the Award or the shares acquired in connection with an Award.

     A participant who has received an Award or payment under an Award may, to the extent, if any, authorized by the Committee in its discretion, make an election to (x) deliver to the Company a promissory note of the participant on the terms set forth in Section 10(e), or (y) tender any such securities to the Company to pay the amount of tax that the Committee in its discretion determines to be required to be withheld by the Company; provided, however, that such election shall be subject to the disapproval of the Committee.

     Any shares or other securities so withheld or tendered shall be valued by the Committee as of the date they are withheld or tendered; provided, however, that Stock shall be valued at Fair Market Value on such date. The value of the shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

     (g) No Transferability.  No Award shall be assignable or otherwise
         ------------------
transferable by the participant other than by will or by the laws of descent and distribution. During the life of a participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the participant or participant's guardian or legal representative.

     (h) Adjustment of Awards; Waivers.  The Committee may adjust the
         -----------------------------
performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such participant.

     (i) Non-Competition.  The Committee may condition its discretionary waiver
         ---------------
of a forfeiture, the acceleration of vesting at the time of Termination of a participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such participant's agreement (and compliance with such agreement) (i) not to engage in any business or activity competitive with any business or activity conducted by the Company and (ii) to be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

     (j) Dividends.  The reinvestment of dividends in additional Stock or
         ---------
Restricted Stock at the time of any dividend payment pursuant to Section 6(c) shall only be permissible if sufficient shares of Stock are available under
Section 3 for such reinvestment (taking into account then outstanding Awards).

     (k) Regulatory Compliance.  Each Award under the Plan shall be subject to
         ---------------------
the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     (l) Rights as Shareholder.  Unless the Plan or the Committee expressly
         ---------------------
specifies otherwise, an optionee shall have no rights as a shareholder with respect to any shares covered by an Award until the stock certificates representing the shares are actually delivered to the optionee. Subject to Sections 3(b) and 6(c), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

     (m) Beneficiary Designation.  The Committee, in its discretion, may
         -----------------------
establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

     (n) Additional Plans.  Nothing contained in the Plan shall prevent the
         ----------------
Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its directors, employees and consultants.

     (o) No Employment Rights; No Right to Directorship.  Neither the adoption
         ----------------------------------------------
of this Plan nor the grant of any Award hereunder shall (i) confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time; or (ii) confer upon any participant any right with respect to continuation of the participant's membership on the Board or shall interfere in any way with provisions in the Company's Articles of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of members of the Board.

     (p) Rule 16b-3.  With respect to persons subject to Section 16 of the
         ----------
Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Committee. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company or the Committee, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under Section 16 of the Exchange Act.

     (q) Governing Law.  The Plan and all Awards shall be governed by and
         -------------
construed in accordance with the laws of the State of California.

     (r) Use of Proceeds.  All cash proceeds to the Company under the Plan shall
         ---------------
constitute general funds of the Company.

     (s) Unfunded Status of Plan.  The Plan shall constitute an "unfunded" plan
         -----------------------
for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

     (t) Assumption by Successor.  The obligations of the Company under the Plan
         -----------------------
and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of "Company".

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

     (u) Limitation on Award Grants.  The Company may not grant Awards under the
         --------------------------
Plan for more than 500,000 shares to any one participant over the life of the Plan.

SECTION 11.  AMENDMENTS AND TERMINATION.

     The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Award without the participant's consent. No amendment, alteration or discontinuance shall require shareholder approval except:

     (a) an increase in the total number of shares reserved for issuance pursuant to Awards under the Plan, or

     (b) with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the Code, or

     (c) to the extent required by other applicable laws, rules or regulations, or

     (d) to the extent the Board otherwise concludes that shareholder approval is advisable.

SECTION 12.  EFFECTIVE DATE OF PLAN.

     The Plan shall be effective as of May 1, 1997, but all Awards shall be conditioned upon approval of the Plan (a) at a duly held shareholders' meeting by the affirmative vote of the holders of a majority of the voting power of the shares of the Company represented in person or by proxy at the meeting and entitled to vote thereon, or (b) by an action by written consent of the holders of a majority of the voting power of the shares of the Company entitled to vote.

SECTION 13.  TERM OF PLAN.

     No Award shall be granted on or after May 1, 2007, but Awards granted prior to May 1, 2007 may extend beyond that date.

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